UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on September 26, 2024, ProPhase Labs, Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) on September 23, 2024, that the Company was not in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) solely due to a vacancy on the audit committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) resulting from Eleanor McBrier’s resignation from the Board as disclosed on Form 8-K filed on September 20, 2024.

On September 26, 2024, the Company received a notice from Nasdaq indicating that the Company was no longer in compliance with the audit committee requirements as set forth in Nasdaq Listing Rule 5605 and confirmed the Company’s opportunity to regain compliance within the cure period provided in Nasdaq Listing Rule 5605(c)(4), which was the earlier of the Company’s next annual meeting of stockholders or September 20, 2025, or if the next annual stockholders’ meeting was held before March 19, 2025, then the Company was required evidence compliance no later than March 19, 2025.

On June 23, 2025, the Company informed Nasdaq that on June 20, 2025, the Board appointed Carolina Abenante, Esq. to serve as an independent director to fill the existing vacancy on the Board and that the Board also intends to appoint Ms. Abenante to the Audit Committee effective July 19, 2025, the day following the Company’s 2025 Annual Meeting.

In response to the Company’s notification of Ms. Abenante’s appointment to the Board, on June 25, 2025, the Company received a letter from Nasdaq informing the Company that it was now in compliance with Nasdaq Rule 5605(c)(2) and that the matter is now closed.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s ability to regain compliance with Nasdaq listing standards or receive additional time from Nasdaq to regain compliance if necessary. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: July 1, 2025